As filed with the Securities and Exchange Commission on February 15, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEXXUS LIGHTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

59-3046866

(I.R.S. Employer Identification No.)

124 FLOYD SMITH DRIVE, SUITE 300, CHARLOTTE, NORTH CAROLINA 28262

(Address of Principal Executive Offices) (Zip Code)

2003 Stock Incentive Plan

(Full Title of the Plan)

Michael A. Bauer

Chief Executive Officer

124 Floyd Smith Drive, Suite 300

Charlotte, North Carolina 28262

(704) 405-0416

(Name, Address and Telephone Number of Agent For Service)

Copy to:

Suzan A. Abramson, Esq.

Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

215 North Eola Drive

Orlando, Florida 32801

(407) 843-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.001 per share	490,000	$2.73	$1,337,700	$155.31

(1)	This Registration Statement shall also cover any additional shares of the registrant’s common stock which become issuable under the 2003 Stock Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Nexxus Lighting, Inc.’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Capital Market on February 14, 2011.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed with respect to our 2003 Stock Incentive Plan (the “Plan”) for the purpose of registering an additional 490,000 shares of common stock, $.001 par value (the “Common Stock”), of Nexxus Lighting, Inc. authorized for issuance under the Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We previously filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-123984) on April 11, 2005 in order to register 450,000 shares of our Common Stock issuable under the Plan and a Registration Statement on Form S-8 (File No. 333-150778) on May 9, 2008 in order to register an additional 220,000 shares of our Common Stock issuable under the Plan. The contents of such earlier Registration Statements are incorporated herein by reference and made a part hereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

10.1	2003 Stock Incentive Plan (incorporated by reference to Appendix B of our definitive proxy statement on Schedule 14A filed on April 16, 2004).

10.2	Amendment to the 2003 Stock Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement on Schedule 14A filed on April 23, 2007).

10.3	Amendment to the 2003 Stock Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement on Schedule 14A filed on April 27, 2009).

10.4	Amendment to the 2003 Stock Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement on Schedule 14A filed on April 13, 2010).

23.1	Consent of Cross, Fernandez & Riley, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 15th day of February, 2011.

NEXXUS LIGHTING, INC.

By:	/s/ Michael A. Bauer
Name: Michael A. Bauer
Title: Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Bauer and Gary R. Langford, jointly and severally, his attorney-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection herewith, as fully to all intents and purposes as he might do or could do in person hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael A. Bauer Michael A. Bauer	Chief Executive Officer, President and Director (Principal Executive Officer)	February 15, 2011

	Director	February , 2011
Michael Brown

	Director	February , 2011
Patrick Doherty

/s/ Edgar Protiva	Director	February 15, 2011
Edgar Protiva

/s/ Chris Richardson	Director	February 15, 2011
Chris Richardson

/s/ William Yager	Director	February 15, 2011
William Yager

/s/ Gary R. Langford Gary R. Langford	Chief Financial Officer (Principal Financial and Accounting Officer)	February 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A.

10.1	2003 Stock Incentive Plan (incorporated by reference to Appendix B of our definitive proxy statement on Schedule 14A filed on April 16, 2004).

10.2	Amendment to the 2003 Stock Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement on Schedule 14A filed on April 23, 2007).

10.3	Amendment to the 2003 Stock Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement on Schedule 14A filed on April 27, 2009).

10.4	Amendment to the 2003 Stock Incentive Plan (incorporated by reference to Annex A of our definitive proxy statement on Schedule 14A filed on April 13, 2010).

23.1	Consent of Cross, Fernandez & Riley, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Lowndes, Drosdick, Doster, Kantor & Reed, P.A. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).